UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

TURTLE BEACH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices) (Zip Code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2019, the Board of Directors (the “Board”) of Turtle Beach Corporation, a Nevada corporation (the “Company”), approved amended and restated bylaws (the “Bylaws”) that reflect amendments intended to, among other things: (i) enhance the information that the Board has access to about the stockholders seeking to bring business before an annual meeting of stockholders and the director nominees and/or other business proposed by such stockholders, so as to facilitate the ability of the Board to make informed voting recommendations to stockholders on any matter that will come before the meeting; (ii) provide for appropriate procedural safeguards to ensure compliance with the spirit and intent of the Bylaws’ advance notice requirements; and (iii) provide procedures for stockholders to take action by written consent, including procedures for stockholders to request that the Board set a record date for determining stockholders entitled to take action by written consent and procedures for the Company to retain an independent inspector of election to review the written consents.

Set forth below is a summary of the amendments to the Bylaws. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Bylaws.

Provisions Relating to Advance Notices of Stockholder Proposals and Director Nominations

•    Provide that for a stockholder proposal to be properly brought before any annual meeting by a stockholder, such proposal must be a proper subject for stockholder action, and be otherwise permitted pursuant to the Nevada Revised Statutes and other applicable law, the Articles of Incorporation and the Bylaws.

•    Provide that, if the Proponent or Nominating Stockholder, as the case may be, is not Present in Person at the annual meeting to present the proposed business or nomination described in the Proposal Notice or Nominating Notice, as the case may be, such proposed business or nomination shall be disregarded notwithstanding that proxies in respect of the vote on the proposed business or nomination may have been received by the Company.

•    Provide that for a stockholder proposal or director nomination, as the case may be, to be properly brought before any annual meeting by a stockholder, the stockholder must not only provide a timely and proper notice to the Company, but must also provide any updates or supplements to such notice as required by the Bylaws.

•    Enhance the advance notice disclosure requirements that stockholders are required to comply with when submitting to the Company their advance notice of stockholder proposals and/or proposed director nominations to be brought before an annual meeting of stockholders to require additional information about each stockholder proponent, associated persons, all stockholder proposals, and all proposed director nominees.

•    Specify that, if an advance notice of stockholder proposal and/or proposed director nominations was not properly brought before the meeting, in accordance with the Bylaws, then the chairman of such meeting shall declare to such meeting that such advance notice was improper and not permit such stockholder proposal or proposed director nomination to be brought before such meeting.

•    Specify that business and/or director nominations proposed to be brought before an annual meeting by a stockholder may not be brought before such meeting if such stockholder takes action contrary to the representations made in the advance notice of stockholder proposal and/or proposed director nominations, or if, when submitted, the advance notice contained untrue statements or omissions of facts necessary to make the statements therein not misleading, or, after being submitted to the Company, the advance notice was not updated or supplemented in accordance with the Bylaws.

•    Require a Proponent or Nominating Stockholder, as the case may be, to update and supplement the Proposal Notice or Nominating Notice, respectively, that is submitted to the Company if any of the information contained in such notice becomes inaccurate at any time after it is submitted.

•    Provide that, if the information submitted pursuant to the Bylaws’ advance notice provisions is not true, correct, and complete in all respects prior to the applicable advance notice deadline, such information shall be deemed not to have been provided in accordance with the Bylaws’ advance notice provisions.

•    Provide that the Company may request that a stockholder who submits a Proposal Notice or Nominating Notice, as the case may be, provide written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board to demonstrate the accuracy of any information submitted by the stockholder in such advance notice.

•    Provide that the Company may request that a stockholder who submits a Proposal Notice or Nominating Notice, as the case may be, to provide a written supplement to update the information contained in any previously submitted advance notice.

•    Require that the Bylaws’ disclosure requirements applicable to a Proposal Notice or Nominating Notice be directly and expressly responded to; require that a Proposal Notice or Nominating Notice, as the case may be, include clear and express cross references indicating how the information disclosed is intended to be responsive to the Bylaws’ disclosure requirements; and provide that any global cross-references in a Proposal Notice or Nominating Notice, as the case may be, purporting to make any disclosure provided therein applicable to all of the Bylaws’ disclosure requirements, regardless of the absence of any express cross-references, shall be disregarded.

•    Provide that any pre-existing documents, including documents previously filed with the Securities and Exchange Commission (the “SEC”), cannot be incorporated by reference into a Proposal Notice or Nominating Notice, as the case may be, in order to comply with the Bylaws’ advance notice requirements regarding what needs to be disclosed in such advance notice.

•    Require a Proponent or Nominating Stockholder, as the case may be, submitting a Proposal Notice or Nominating Notice, respectively, to represent and warrant that all information contained therein is true, accurate, and complete in all respects and contains no false and misleading statements, and to further indicate that the Proponent or Nominating Stockholder, as the case may be, intends for the Company and the Board to rely on such information as being true, accurate, and complete in all respects and not containing any false or misleading statements.

•    Require a Proponent or Nominating Stockholder, as the case may be, to submit its own timely and proper advance notice of stockholder proposals and/or proposed director nominations notwithstanding any notice of the annual meeting or proxy statement sent to stockholders on behalf of the Company that may seek to bring similar items of business before the meeting.

•    Provide that in addition to the advance notice requirements of the Bylaws with respect to any stockholder proposal and/or proposed director nominations, a stockholder shall also comply with all applicable requirements of the Bylaws, the Articles of Incorporation, the Nevada Revised Statutes, the Securities Exchange Act of 1934, the SEC, and other applicable law in connection with such stockholder proposal and/or proposed director nominations, any solicitation of proxies from the Company’s stockholders related thereto, and any filings required to be made with the SEC in connection therewith.

•    Provide that the disclosures required to be included in a Proposal Notice or Nominating Notice, as the case may be, relating to a Proponent or Nominating Stockholder, respectively, shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proponent or Nominating Stockholder solely as a result of being the stockholder directed to prepare and submit a Proposal Notice or Nominating Notice required by the Bylaws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.

•    Provide that a stockholder submitting a Proposal Notice or Nominating Notice, as the case may be, by its delivery to the Company, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Company, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Proposal Notice or Nominating Notice.

Provisions Relating to Stockholder Actions by Written Consent

•    Provide procedures for stockholders to request that the Board set a record date for determining stockholders entitled to consent to corporate action in writing without a meeting.

•    Provide that in the event of the delivery of written consents to take corporate action and/or any related revocations, the Company shall engage independent inspectors of elections for the purpose of performing promptly a review of the validity of the consents and revocations delivered to the Company.

•    Provide that no written consents shall be effective to authorize or take any corporate action specified in the written consents unless, among other things, the process for review of such written consents by independent inspectors of election has been complied with.

In addition to the foregoing, there were other immaterial changes to the Bylaws including, but not limited to, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and additional definitions of certain terms and revisions to existing definitions.

The foregoing description of the various amendments included in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws that were adopted by the Board on June 14, 2019, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 14, 2019. A quorum was present at the Annual Meeting. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”), were (1) the election of five nominees to the Company’s board of directors, (2) the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2019, (3) an advisory vote on the compensation of the Company’s named executive officers (“NEOs”), (4) an advisory vote on the frequency of future advisory votes on the compensation of the Company’s NEOs, and (5) the approval of amendments to the Company’s 2013 Stock-Based Incentive Compensation Plan (as amended, the “2013 Plan”), to incorporate certain best market practices and to increase the total number of shares of common stock authorized for grant under the 2013 Plan from 2,862,500 shares to 4,302,353 shares (subject, in each case, to adjustments for stock splits, stock dividends and the like) (the “Stock Plan Amendment Proposal”).

There were 11,011,031 shares of the Company’s common stock represented at the Annual Meeting in person or by proxy, constituting approximately 75.25% of the Company’s outstanding common stock on April 22, 2019, the record date. The tables below show the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

1. Election of Directors

	For	Withheld	Broker Non-Votes
Juergen Stark	3,972,681	152,375	6,885,975
Ronald Doornink	3,701,195	423,861	6,885,975
L. Gregory Ballard	3,293,137	831,919	6,885,975
William E. Keitel	3,929,583	195,473	6,885,975
Andrew Wolfe, Ph.D.	3,135,499	989,557	6,885,975

2. Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

For	Against	Abstain
10,555,627	352,735	102,669

3. Advisory vote on the compensation of NEOs.

For	Against	Abstain	Broker Non-Votes
2,881,945	1,117,149	125,962	6,885,975

4. Advisory vote on the frequency of future advisory votes on the compensation of NEOs.

1 Year	2 Years	3 Years	Abstain
2,167,202	77,570	1,208,025	672,259

Based on the vote of the stockholders the Company intends to hold its advisory votes on the compensation of its NEOs on an annual basis.

5. Approval of the Stock Plan Amendment Proposal.

For	Against	Abstain	Broker Non-Votes
2,307,711	1,777,893	39,452	6,885,975

Item 9.01                              Financial Statements and Exhibits.

(d)                Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit number	Description
3.1	Amended and Restated Bylaws of Turtle Beach Corporation, amended and restated as of June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 20, 2019

TURTLE BEACH CORPORATION
/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary